Form N-SAR

Sub-Item 77C
Matters Submitted to a Vote of Security Holders
2-34393, 811-1879

Shareholder Meeting
A Special Meeting of Shareholders of the Funds was held on June 10, 2010. At the meeting, the following matter was voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1
To elect nine Trustees, each of whom is considered "independent."

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                 Record Date                                                     Percentage of Total
  Trustees          Votes                    Number of Votes                      Outstanding Votes       Percentage of Voted
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                                Affirmative      Withheld        Total     Affirmative Withheld Total Affirmative  Withheld  Total
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
Jerome S.      93,164,070,144  55,991,400,493  2,811,668,991  58,803,069,484  60.100%   3.018% 63.118%  95.218%     4.782%  100.000%
Contro
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William F.     93,164,070,144  55,992,793,728  2,810,275,756  58,803,069,484  60.102%   3.016% 63.118%  95.221%     4.779%  100.000%
McCalpin
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John W.        93,164,070,144  55,954,311,420  2,848,758,064  58,803,069,484  60.060%   3.058% 63.118%  95.155%     4.845%  100.000%
McCarter, Jr.
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John P.        93,164,070,144  55,989,461,018  2,813,608,466  58,803,069,484  60.098%   3.020% 63.118%  95.215%     4.785%  100.000%
McGonigle
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Dennis B.      93,164,070,144  55,978,512,378  2,824,557,106  58,803,069,484  60.086%   3.032% 63.118%  95.197%     4.803%  100.000%
Mullen
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James T.       93,164,070,144  55,983,957,794  2,819,111,690  58,803,069,484  60.092%   3.026% 63.118%  95.206%     4.794%  100.000%
Rothe
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William D.     93,164,070,144  55,987,683,815  2,815,385,669  58,803,069,484  60.096%   3.022% 63.118%  95.212%     4.788%  100.000%
Stewart
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Martin H.      93,164,070,144  55,947,439,881  2,855,629,603  58,803,069,484  60.053%   3.065% 63.118%  95.144%     4.856%  100.000%
Waldinger
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Linda S. Wolf  93,164,070,144  55,983,340,411  2,819,729,073  58,803,069,484  60.091%   3.027% 63.118%  95.205%     4.795%  100.000%
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